UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2009

Sparta Commercial Services, Inc.
(Exact name of Registrant as specified in its charter)

Nevada		30-0298178
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

462 Seventh Avenue, 20th Floor
New York, NY 10018
(Address of principal executive offices)

Registrant’s telephone number: (212) 239-2666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the Registrant under and of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On November 13, 2009, Registrant filed with the Secretary of State of Nevada a Certificate of Designations of Preferences, Rights and Limitations of Series C Convertible Preferred Stock

The Company authorized a new series of 200,000 shares of preferred stock as Series C Convertible Preferred Stock, each share having a par value of $0.001 per share. The Series C Preferred Stock  shall, upon liquidation, winding-up or dissolution, rank: (a) senior to the Corporation’s common stock, par value $0.001 per share (“Common Stock”) and any other class or series of Preferred Stock of the Corporation which by their terms are junior to the Series C Preferred Stock (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Preferred Stock, the “Junior Shares”); (b.) junior to all existing and future indebtedness of the Corporation; and  (c.)junior to the Corporation’s Series A and Series B Preferred Stock. The Series C Preferred Stock is not entitled to receive any dividends, has a liquidation value of $10.00 per share, redeemable at the Company’s option at $10.00 per share, and is convertible at the option of the holder into shares of common stock as follows: The number of such shares of Common Stock to be received for each share of Series C Preferred Stock so converted shall be determined by (A) dividing the number of shares of Series C Preferred Stock to be converted by the weighted average closing price per share of the Corporation’s Common Stock for the ten (10) trading days immediately preceding the date on which the Corporation agrees to issue shares of Series C Preferred Stock to such Holder multiplied by (B) the Series C Liquidation Value.

Item 9.01.   Financial Statements and Exhibits.

(a)      Financial Statements of Businesses Acquired - None

(b)      Pro Forma Financial Information - None

(c)      Shell Company Transactions - None

(d)      Exhibits: - 5.03 (i) Certificate of Designations of Preferences, Rights and Limitations of Series C Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2009

SPARTA COMMERCIAL SERVICES, INC.

By: /s/ A.L. Havens
Name: Anthony L. Havens
Title: Chief Executive Officer